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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Bedford Property Investors, Inc.:

     We consent to the use of our reports dated October 11, 1995, November 10, 1995, December 8, 1995 and January 26, 1996 relating to the historical summaries of gross income and direct operating expenses of 350 East Plumeria Drive, the Landsing Pacific Portfolio, 6600 College Boulevard and 3002 Dow Business Center, respectively, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

San Francisco, California
March 29, 1996